                                                                    EXHIBIT 10.4


                             COMMVAULT SYSTEMS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (the "Agreement") dated, is made by and between CommVault Systems, Inc., a Delaware corporation (the
"Company") and (the "Optionee").

By signing below, the Optionee acknowledges that he or she has read, understands and agrees to be bound by all terms and conditions of this Agreement set forth herein and attached hereto, including the Grant Notice, (together the "Agreement").

CommVault Systems, Inc.


----------------------------------             ---------------------------------
Signature                                      Optionee's Signature
N. Robert Hammer
----------------------------------
Name
Chief Executive Officer
----------------------------------
Title


PLEASE SIGN AND RETURN THIS DOCUMENT IN ITS ENTIRETY TO
CHRISTINE HALPER - FINANCE.
----------------------------------


                NOTICE OF GRANT OF STOCK OPTION ("GRANT NOTICE")

Notice is hereby given to the Optionee, as identified above, of the following option grant (the "Options") to purchase shares of the Common Stock of CommVault Systems, Inc.


Grant Date:


Vesting Commencement Date:


Exercise Price:


Number of Options:


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Expiration Date:


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Commencement of Exercisability:


(a) Subject to subsection (b), the Options shall become exercisable in cumulative installments as follows: (i) The first installment shall consist of shares and shall become exercisable on the first day following the first anniversary of the Vesting Commencement Date thereafter. (ii) An installment consisting of shares shall become exercisable on the first day following each quarterly anniversary of the Vesting Commencement Date thereafter.

(b) Notwithstanding the foregoing, no portion of the Option, which is unexercisable upon the Optionee's Termination of Employment shall thereafter become exercisable.

(c) Optionee understands and agrees that the Options are granted subject to and in accordance with the terms of the CommVault Systems, Inc. 1996 Stock Option Plan (the "Plan") and any amendments thereto. Optionee understands that any shares of Common Stock purchased under the Options will be subject to the terms set forth in the Stockholders Agreement and any amendments thereto, which may be reviewed at the Company's offices. Optionee hereby acknowledges receipt of a copy of the Plan.

TRANSFER RESTRICTIONS. OPTIONEE HEREBY AGREES THAT ALL SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THE OPTIONS SHALL BE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS AND RESTRICTIONS ARE SPECIFIED IN THE STOCKHOLDERS AGREEMENT, AVAILABLE FOR REVIEW AT THE COMPANY'S OFFICES.


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                             COMMVAULT SYSTEMS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         WHEREAS, the Company has adopted the CommVault Systems, Inc. 1996 Stock Option Plan (the "Plan");

         WHEREAS, the Optionee is an employee of Company, or other Participant as defined in the Plan;

         WHEREAS, the Options granted pursuant to this Agreement and the shares of Common Stock issued upon exercise of the Options are subject to all of the terms and provisions of the Plan and the Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control, and in the event of any conflict between this Agreement or the Plan and the Stockholders Agreement, the terms of the Stockholders Agreement shall control.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Optionee do hereby agree to the terms and conditions of this Agreement.


                                   DEFINITIONS

The following terms shall have the meanings specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural, where the context so indicates. Other capitalized terms not defined in this Agreement shall have the meanings specified in the Plan.

1. "BOARD" shall mean the Board of Directors of the Company.

2. "COMMITTEE" shall mean the Compensation Committee of the Board; provided, however, that in the event no such Committee is elected, the Board shall have all duties and powers reserved to the Committee, and the term "Committee" as used herein shall refer to the Board.

3. "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company.

4. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

5. "FAIR MARKET VALUE" of a share of Common Stock as of a given date shall be

         (a) the fair market value of a share of Common Stock as established by the Committee acting in good faith, or

         (b) if Common Stock is publicly traded on an exchange or quoted on NASDAQ or any over-the-counter system, the average over a period of 21 days consisting of the date as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such date of the mean between the closing prices of the sales of such Common Stock as of such dates on all national securities exchanges on which such securities may at the time be listed, or if there have been no sales on any such exchange on any such dates,

         (c) the mean between the highest bid and lowest asked prices on all such exchanges at the close of business on such dates, or, if Common Stock is not listed on an exchange but is quoted in the NASDAQ system, the mean between the representative bid and asked prices quoted


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in the NASDAQ System as of 4:00 P.M., New York time on such dates, or, if Common
Stock is not quoted in the NASDAQ System,

         (d) the mean between the highest bid and lowest asked prices on such dates in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

6. "GRANT NOTICE" shall mean the Notice of Grant of Stock Option accompanying this Agreement, pursuant to which the Optionee has been informed of the terms of the Options evidenced hereby.

7. "OPTIONS" shall mean the non-qualified stock options to purchase Common Stock granted to the Optionee pursuant to the Plan and the Grant Notice.

8. "PARENT CORPORATION" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

9. "PLAN" shall mean that certain CommVault Systems, Inc. 1996 Stock Option Plan, as amended.

10. "QDRO" shall mean a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations and rules thereunder.

11. "RULE 16B-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

12. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

13. "STOCKHOLDERS AGREEMENT" shall mean that certain Stockholders Agreement dated as of May 22, 1996, as amended, by and among the Company and the other stockholders of the Company that are or may from time to time become parties thereto.

14. "SUBSIDIARY" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each such corporation, other than the last corporation in the unbroken chain, then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

15. "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between the Optionee and the Company or any Parent Corporation or Subsidiary is terminated for any reason, with or without good cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) a termination where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Parent Corporation or Subsidiary, (b) at the discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or any Parent Corporation or Subsidiary with the Optionee. The Committee, in its discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes Terminations of Employment. Notwithstanding any other provision of this Agreement or the Plan, the Company or any Parent Corporation or Subsidiary has an absolute and unrestricted right to terminate the Optionee's employment at any time for any reason whatsoever, with or without good cause, except to the extent expressly provided otherwise in a written employment agreement between the Optionee and the Company (or Parent Corporation or Subsidiary).


                           ARTICLE I: GRANT OF OPTIONS


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1.1 GRANT OF OPTIONS. In consideration of the Optionee's promises set forth in
Section 1.2, and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee, subject to the terms and conditions set forth in this Agreement and the Plan, the number of Options specified in the Grant Notice, each with respect to one share of Common Stock, subject to adjustment as provided in the Plan and herein.

1.2  CONSIDERATION TO THE COMPANY

         1.2.1 FAITHFUL SERVICES. In consideration of the granting of the Options the Optionee agrees to render faithful and efficient services to the Company or a Parent Corporation or a Subsidiary of the Company, with such duties and responsibilities as such employer shall from time to time prescribe.

         1.2.2 NON-COMPETITION. In consideration of the granting of the Options the Optionee agrees that Optionee WILL NOT IN ANY MANNER OR CAPACITY, DIRECTLY OR INDIRECTLY, COMPETE WITH COMPANY in any business presently or hereafter engaged in by Company during the period of his or her employment and for a period of ONE (1) YEAR from Optionee's Termination of Employment with Company.

         1.2.3 NON-SOLICITATION. In consideration of the granting of the Options the Optionee agrees that Optionee will not in any manner or capacity, directly or indirectly, solicit or attempt to solicit for employment, whether full time, part time or on a consultant basis, any current or future employee of Company for a period of 1 year.

         1.2.4 DIVERSION OF BUSINESS. In consideration of the granting of the Options the Optionee agrees that Optionee will not in any manner or capacity, directly or indirectly, divert or attempt to divert from Company, through any means whatsoever, any business or customers of Company.

         1.2.5 ADEQUATE AND LEGITIMATE PROTECTION OF COMPANY/INJUNCTIVE RELIEF. Optionee recognizes that the foregoing obligations and limitations are reasonable for the legitimate and adequate protection of the Company in consideration of the Options herein granted. The parties acknowledge that the injury that Company will suffer in the event of a breach by Optionee of this
Section 1.2 cannot be compensated by monetary damages alone, and Optionee therefore agrees that Company, in addition to and without limiting any other remedies or rights that it may have either under this Agreement or otherwise, shall have the right to obtain an injunction against Optionee from any court of competent jurisdiction, enjoining such breach.

         1.2.6 EMPLOYMENT AT WILL. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation or any Subsidiary of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without good cause.

 1.3 ADJUSTMENTS IN OPTIONS. In the event that the outstanding shares of the stock subject to the Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Options, or portions thereof then unexercised, shall be exercisable, to the end that after such

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event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Options shall be made without change in the total price applicable to the unexercised portion of the Options (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the exercise price per share. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

1.4 EXERCISABILITY. Options shall become exercisable in one or more installments as specified in the Grant Notice. Such installments shall accumulate and each such installment which becomes exercisable shall remain exercisable until it becomes unexercisable under Section 1.5.

1.5 EXPIRATION OF OPTIONS. The Options may not be exercised to any extent by anyone after the first to occur of the following events: (a) The tenth (10th) anniversary of the date of this Agreement; or, (b) The thirtieth (30th) day following the Optionee's Termination of Employment for any reason; or, (c) The effective date of the occurrence of a transaction or event described in Section
3.3 in connection with which the Committee provides, by action taken prior to the occurrence of such transaction or event, that the Options shall not be exercisable after such transaction or event.


                         ARTICLE II: EXERCISE OF OPTIONS

2.1 PERSON ELIGIBLE TO EXERCISE. During the lifetime of the Optionee, only he or she may exercise the Options or any portion thereof, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee, any exercisable portion of the Options may, prior to the time when the Options (or portion thereof) become unexercisable under Section 1.5, be exercised by his or her personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

2.2 PARTIAL EXERCISE. Exercisable Options may be exercised in whole or in part at any time prior to the time when the Options or portion thereof become unexercisable under Section 1.5; provided, however, that each partial exercise shall be for not less than the smallest exercisable installment set forth in the Grant Notice, and shall be for whole shares only.

2.3 MANNER OF EXERCISE. The Options, or any exercisable portion thereof, shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office prior to the Option becoming unexercisable under Section 1.5:

         (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

         (b) Full payment (in cash or by check) for the shares with respect to which such Option is exercised; provided that the Committee may, in its discretion, allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Options having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Options or exercised portion thereof;

         (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Options, stating that the shares of Common Stock are being acquired for his or her own account, for investment and without any present intention of distributing or reselling said shares or any of them except as

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may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of Options does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing Common Stock issued on exercise of the Options shall bear an appropriate legend referring to the provisions of this subsection (c) and the Stockholders Agreement and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares;

         (d) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option, stating that the Optionee (or other holder of the Option) shall be deemed to be a signatory to, and to be bound by all of the terms and provisions of, the Stockholders Agreement, and that such Optionee (or other holder) agrees that upon request by the Company, he or she will execute a signature page to such Stockholders Agreement; and

         (e) In the event the Options shall be exercised pursuant to Section 2.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Options.

2.4 CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The shares of Common Stock deliverable upon the exercise of Options may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of Options prior to fulfillment of all of the following conditions: (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and, (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable; and, (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its discretion, determine to be necessary or advisable; and, (d) The payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Options in accordance with
Section 3.4; and, (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

2.5 RIGHTS AS STOCKHOLDER. The holder of the Options shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

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                          ARTICLE III: OTHER PROVISIONS

3.1 OPTIONS NOT TRANSFERABLE. Options may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until the Options have been exercised, or the shares underlying the Options have been issued, and all restrictions applicable to such shares have lapsed. No Options or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.2 SHARES TO BE RESERVED. The Company shall at all times during the term of the Options reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

3.3 CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY, ACQUISITION OR LIQUIDATION OF THE COMPANY AND OTHER CORPORATE EVENTS

         (a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Options, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and kind of shares of Common Stock (or other securities or property) subject to the Options, and, (ii) the exercise price with respect to the Options.

         (b) In the event of any transaction or event described in Section 3.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its discretion, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Options, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles: (i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of the Options (to the extent unexercised) for an amount of cash equal to the amount that could have been attained upon the exercise of the Options or realization of the Optionee's rights had such Options been currently exercisable or the replacement of the Options with other rights or property selected by the Committee in its sole discretion; (ii) In its sole discretion, the Committee may provide, by action taken prior to the occurrence of such transaction or event, that the Option cannot be


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exercised after such event; (iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, the Options shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in this Agreement; (iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, by action taken prior to the occurrence of such transaction or event, that upon such event, the Options be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and (v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to the Options (to the extent unexercised) and/or in the terms and conditions of the Options (including the exercise price).

         (c) No adjustment or action described in this Section 4.3 or in any other provision of this Agreement shall be authorized to the extent that such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions.

         (d) The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

3.4 TAX WITHHOLDING. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, commencement of exercisability or exercise of the Options. The Committee may, in its discretion, allow the Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under the Options having a Fair Market Value equal to the sums required to be withheld.

3.5 LIMITATIONS APPLICABLE TO SECTION 16 PERSONS. Notwithstanding any other provision of this Agreement, the Plan and the Options shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule, to the extent the Optionee is subject to Section 16 of the Exchange Act. To the extent permitted by applicable law, this Agreement and the Options shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.6 NOTICES. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature on the Grant Notice. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to him or it. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section
3.6. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.7 TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.


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3.8 CONFORMITY TO LAWS. The Optionee acknowledges that the Plan, this Agreement, the Options and shares of Common Stock issuable upon exercise of the Options are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, federal and state securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. To the extent permitted by applicable law, this Agreement and the Options shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.9 INVALID PROVISION. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

3.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.11 ASSIGNMENT. Except as otherwise provided herein, no party may assign this Agreement or any of his or its rights, interests or obligations hereunder without the prior written consent of the other parties, provided that the Company's rights and obligations hereunder may be assigned to any Parent Corporation or Subsidiary or to any successor pursuant to a merger, consolidation or similar event. Subject to the foregoing, this Agreement and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon, the successors and assigns of the parties.

3.12 EFFECT OF OPTIONS UPON OTHER COMPENSATION PLANS. The Options and any payments with respect thereto shall not constitute "compensation" for purposes of any pension, welfare or other benefit plan or policy of the Company unless provided for therein.

3.13 LAW GOVERNING. The laws of the State of New York shall govern the interpretation, validity and performance of the terms hereof, regardless of the law that might be applied under principles of conflicts of law.

3.14 VENUE. Any suit hereunder shall be brought in the federal or state courts in the districts which include Monmouth County, New Jersey and Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.


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